Exhibit 10.24

HANCOCK PARK NOTE SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT dated as of October 27, 2004, made by HANCOCK PARK CAPITAL II, L.P. (the “Subordinated Creditor”) and GORDON BIERSCH BREWERY RESTAURANT GROUP, INC., a Tennessee corporation (the “Obligor”), in favor of the holders of the Senior Debt (as hereinafter defined), including, but not limited to, each of the Lenders (as hereinafter defined) and ABLECO FINANCE LLC, a Delaware limited liability company as collateral agent for the Agents and the Lenders referred to in the Loan Agreement defined below (in such capacity, the “Collateral Agent”).

WITNESETH:

WHEREAS, the Obligor, Big River Breweries, Inc., a Tennessee corporation (“Big River Breweries”), GB Acquisition, Inc., a Tennessee corporation (“GBA”), and Big River Properties, Inc., a Tennessee corporation (“Big River Properties”, and together with GBA, each a “Borrower” and collectively, the “Borrowers”, and together with the Obligor, Big River Breweries and GBA, each a “Loan Party” and collectively, the “Loan Parties”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”). Collateral Agent and Wells Fargo Foothill, Inc., a California corporation, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) have entered into an Amended and Restated Financing Agreement, dated as of October 27, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and pursuant to the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), the Lenders have agreed to make revolving credit loans and term loans to the Borrowers (the “Loans”) and to make other extensions of credit;

WHEREAS, pursuant to the terms of the Loan Agreement, the Obligor has agreed to guaranty repayment of the Loans and all other Obligations (as defined in the Loan Agreement) to the Agents and Lenders;

WHEREAS, pursuant to the Loan Documents, the Loan Parties have granted to the Collateral Agent, for the ratable benefit of the Agents and the Lenders, a lien on, and security interest in, substantially all of its assets and the proceeds thereof;

WHEREAS, pursuant to the Subordinated Promissory Note, dated October 27, 2004 (the “Hancock Park Note”), made by the Obligor to the Subordinated Creditor, the Obligor is indebted to the Subordinated Creditor in the principal amount of $500,000; and

WHEREAS, the Agents, the Loan Parties and the Subordinated Creditor wish to set forth the terms and conditions pursuant to which the indebtedness of the Obligor existing from time to time in favor of the Subordinated Creditor pursuant to the Subordinated Debt (as herein defined) shall be subordinate to the prior payment in full of all of the Obligations as set forth herein from time to time existing in favor of the holders of the Senior Debt.

NOW, THEREFORE, in consideration of the premises and in order to induce the Agents and the Lenders to make and maintain Loans and provide other financial accommodations to the Borrowers, the Collateral Agent, the Subordinated Creditor and the Loan Parties hereby agree as follows:

Section 1. Certain Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Loan Agreement.

(b) “Obligations” means the obligations of the Loan Parties and its affiliates, now or hereafter existing in favor of the holders of the Senior Debt under the Senior Debt Documents (as amended, restated, supplemented, replaced, extended, renewed, rolled over, refunded, refinanced or otherwise modified from time to time), whether for principal, interest (including interest accruing subsequent to the filing of any petition initiating any proceeding referred to in Section 4(a) hereof), whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such proceeding), reimbursement obligations, prepayment premiums, indemnities, fees, expenses, commissions or otherwise.

(c) “Senior Debt” means all Obligations under the Loan Documents, and any amendment, replacement, supplement, extension, renewal, refinancing, rollover, refunding or other modification thereof.

(d) “Senior Debt Documents” means all Loan Documents or other agreements (including, without limitation, any security agreements or other documents entered into in connection therewith) between the Loan Parties and the holders of the Senior Debt, as amended, restated, supplemented, replaced, extended, renewed, rolled-over, refunded, refinanced or otherwise modified from time to time, which agreements relate to the Senior Debt.

(e) “Subordinated Debt” means all indebtedness of the Obligor now or hereafter existing in favor of the Subordinated Creditor pursuant to the Hancock Park Note or any other Subordinated Debt Document (and any amendments, restatements, supplements, replacement, extensions, renewals, rollovers, refundings, refinancings or other modifications to the Hancock Park Note or any other Subordinated Debt Documents relating thereto approved by the Agent), whether created directly or acquired by assignment or otherwise, all interest (including capitalized or paid-in-interest) thereon and all reimbursement obligations, fees, prepayment premiums, indemnities, expenses, commissions and other amounts payable in respect thereof.

(f) “Subordinated Debt Documents” means the Hancock Park Note and any other notes issued pursuant to the terms thereof to evidence capitalized or paid-in-kind interest.

Section 2. Agreement to Subordinate. The Subordinated Creditor and each Loan Party agrees that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Obligations (excluding indemnity obligations under the Senior Debt Documents that are contingent and for which no claim has been asserted). For the purposes of this Agreement, the Obligations shall not be deemed to have been paid in full until 91 days following such date on which the holders or owners thereof shall have received payment in full of the Obligations (excluding indemnity obligations under the Senior Debt Documents that are contingent and for which no claim has been asserted) in cash and all commitments under the Loan Agreement have been terminated; provided, however, that in the event that the Obligations are paid in full in connection with either (x) the sale of all or substantially all of the assets of the Parent and its Subsidiaries or (y) a sale or series of sales of the shares of the Parent’s voting stock in which the holders of more than 50% of the Parent’s outstanding voting shares immediately prior to such sale or series of sales fail to own more than 50% of the Parent’s outstanding voting shares immediately after such sale or series of sales, or (z) a merger or consolidation of the Parent in which the Parent is not the surviving entity; then in the case of (x), (y) or (z), the 91 day waiting period specified above shall not be applicable.

Section 3. Restrictions on Payment of the Subordinated Debt. The Subordinated Creditor will not ask, demand, sue for, take or receive, directly or indirectly, from the Obligor or any other Loan Party, in cash or other property (excluding capitalized interest or paid-in-kind interest on the Hancock Park Note), by set-off, by realizing upon collateral or in any other manner, payment of, or security for, any or all of the Subordinated Debt unless and until the Obligations shall have been paid in full (excluding indemnity obligations under the Senior Debt Documents that are contingent and for which no claim has been asserted). Neither the Obligor, nor any Loan Party on behalf of the Obligor, will not make any payment in respect of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

Section 4. Additional Provisions Concerning Subordination. Each of the Subordinated Creditor and the Loan Parties agrees as follows:

(a) In the event of any dissolution, winding up, liquidation, arrangement or reorganization relating to the Obligor, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Obligor or otherwise, any payment or distribution of any kind (whether in cash, securities or other property) which otherwise would be payable or deliverable upon or with respect to the Subordinated Debt shall be paid or delivered directly to the holders or owners of the Senior Debt for application (in the case of cash) to, or as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Obligations until the Obligations shall have been paid in full (excluding indemnity obligations under the Senior Debt Documents that are contingent and for which no claim has been asserted).

(b) In any proceeding referred to in subsection (a) of this Section 4 commenced by or against the Obligor,

(i) the holders of the Senior Debt may, and are hereby irrevocably authorized and empowered (in their own name, in the name of all of the holders of the Senior Debt, in the name of the Subordinated Creditor or otherwise), but shall have no obligation, to, (A) demand, sue for, collect and receive every payment or distribution referred to in subsection (a) of this Section 4 and (B) file claims and proofs of claim in respect of the Subordinated Debt if there should remain not more than 30 days before such action is barred, prohibited or otherwise cannot be taken (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as the holders of the

Senior Debt may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the holders of the Senior Debt hereunder; and

(ii) the Subordinated Creditor will duly and promptly take such action as the holders of the Senior Debt may request (A) to collect the Subordinated Debt for the account of the holders of the Senior Debt and to file appropriate claims or proofs of claim with respect thereto, (B) to execute and deliver to the holders of the Senior Debt such powers of attorney, assignments or other instruments as the holders of the Senior Debt may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

(c) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the holders of the Senior Debt, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the holders of the Senior Debt in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of securities or other non-cash property) for the payment or prepayment of the Obligations until the Obligations shall have been paid in full in cash, and all commitments under the Loan Agreement have been terminated (excluding indemnity obligations under the Senior Debt Documents that are contingent and for which no claim has been asserted). If any amount received by the holders of the Senior Debt are rescinded or returned for any reason, the subordination provisions shall be reinstated with respect thereto.

(d) The holders of the Senior Debt are hereby authorized to demand specific performance of this Agreement at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to the Subordinated Creditor whether or not any Loan Party shall have complied with any of the provisions hereof applicable to such Loan Party, and the Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

Section 5. Legend: Further Assurances.

(a) The Subordinated Creditor and the Obligor will cause any instrument hereafter evidencing any Subordinated Debt to be indorsed with the following legend:

“The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Obligations (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement, dated as of October 27, 2004, made by Hancock Park Capital II, L.P. and Gordon Biersch Brewery Restaurant Group, Inc., in favor of the holders of the Senior Debt referred to in such Subordination Agreement.”

(b) Each of the Subordinated Creditor and the Obligor will (i) mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and (ii) upon the request of the holders of the Senior Debt, cause the Subordinated Debt to be evidenced by an appropriate instrument or instruments indorsed with the above legend. Each of the Subordinated Creditor and each Loan Party will, at the Obligor’s expense and at any time and from time to time, promptly execute and deliver all further instruments and other documents, and take all further action, that may be necessary or, in the opinion of the holders of the Senior Debt, desirable, or that the holders of the Senior Debt may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the holders of the Senior Debt to exercise and enforce its rights and remedies hereunder.

Section 6. Negative Covenants of the Subordinated Creditor. So long as any of the Obligations shall remain outstanding and any commitments under the Loan Agreement have not been terminated (excluding indemnity obligations under the Senior Debt Documents that are contingent and for which no claim has been asserted), the Subordinated Creditor will not:

(a) (i) cancel or otherwise discharge any Subordinated Debt or reduce the amount secured by, or release, any security interest or other lien at any time securing any Subordinated Debt, if any (except upon payment in full thereof to the Subordinated Creditor or the holders of the Senior Debt as contemplated hereby), (ii) subordinate any Subordinated Debt to any indebtedness of the Obligor other than the Obligations or (iii) subordinate any security interest or other lien at any time securing any Subordinated Debt to any security interest or other lien, if any, in favor of any Person other than the holders of the Senior Debt;

(b) sell, assign, pledge, encumber or otherwise dispose of any Subordinated Debt or collateral, if any, at any time securing any Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement and such assignee, pledgee or grantee expressly acknowledges and accepts the terms of this Agreement;

(c) permit the terms of any Subordinated Debt to be changed in such a manner as to have an adverse effect upon the rights or interests of the holders of the Senior Debt hereunder;

(d) collect or receive any or all of the Subordinated Debt due and payable prior to the date fixed therefor or realize upon, or otherwise exercise any remedies with respect to, any collateral at any time securing any Subordinated Debt, if any;

(e) commence, or join with any creditor other than the holders of the Senior Debt in commencing, any proceeding referred to in Section 4(a) hereof; or

(f) obtain a lien on or security interest in any property or asset of any Loan Party or any other affiliate.

Section 7. Obligations Unconditional.

(a) All rights and interests of the holders of the Senior Debt hereunder, and all agreements and obligations of the Subordinated Creditor the Obligor and the other Loan Parties hereunder, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Senior Debt Document or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any Senior Debt Document, (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Obligor or any Loan Parties in respect of the Obligations or the Subordinated Creditor, the Obligor or any Loan Parties in respect of this Agreement.

(b) This Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the holders of the Senior Debt upon the insolvency, bankruptcy or reorganization of the Obligor, any other Loan Party or otherwise, or if any indemnity claim under the Senior Debt Documents is asserted, in either case all as though such payment had not been made.

Section 8. Waivers. Each of the Subordinated Creditor and each of the Loan Parties hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by any Loan Party, (iii) notice of any actions taken by the holders of the Senior Debt or any Loan Party or any other holder or owner of Senior Debt under any Senior Debt Document or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Subordinated Creditor and the Obligor hereunder, the omission of or delay in which, but for the provisions of this Section 8, might constitute grounds for relieving the Subordinated Creditor or any Loan Party of its obligations under this Agreement and (v) any requirement that the holders of the Senior Debt protect, secure, perfect or insure any security interest or other lien or any property subject thereto or exhaust any right to take any action against any Loan Party or any other Person or any collateral.

Section 9. Subrogation. No payment or distribution to the holders of the Senior Debt pursuant to the provisions of this Agreement shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Obligations shall have been paid in full (excluding indemnity obligations under the Senior Debt Documents that are contingent and for which no claim has been asserted).

Section 10. Representations and Warranties.

(a) The Obligor hereby represents and warrants that each Subordinated Debt Document, a complete and correct copy of which is attached hereto, constitutes a legal, valid and binding obligation of the Obligor, and is enforceable against the Obligor in accordance with its terms.

(b) The Subordinated Creditor and the Obligor hereby represent and warrant as follows:

(i) The Subordinated Debt is unsecured.

(ii) Except for the Subordinated Debt Documents, there are no instruments, agreements or other arrangements, written or oral, in respect of the Subordinated Debt.

(iii) The Hancock Park Note has not been amended or otherwise modified, and there exists no default in respect of any thereof.

(c) The Subordinated Creditor hereby represents and warrants as follows:

(i) The Subordinated Creditor owns the Subordinated Debt free and clear of any lien, security interest or other charge or encumbrance.

(ii) The execution, delivery and performance by the Subordinated Creditor of this Agreement do not and will not contravene any contractual restriction binding on or affecting the Subordinated Creditor.

(iii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for the due execution, delivery and performance by the Subordinated Creditor of this Agreement.

(iv) This Agreement constitutes the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms.

(v) The aggregate principal amount of the Subordinated Debt currently outstanding is $2,000,000.

Section 11. Expenses. The Loan Parties agree to pay upon demand to the holders of the Senior Debt the amount of any and all expenses, including the reasonable fees and expenses of counsel for the holders of the Senior Debt, which the holders of the Senior Debt may incur in connection with the exercise or enforcement of any of the rights or interests of the holders of the Senior Debt hereunder. Subject to the terms of this Agreement, the Loan Parties agree to pay upon demand to the Subordinated Creditor the amount of any and all expenses, including the reasonable fees and expenses of counsel for the Subordinated Creditor, which the Subordinated Creditor may incur in connection with the exercise or enforcements of any of the rights or interests of the Subordinated Creditor hereunder.

Section 12. Notices. All notices, requests and other communications made pursuant to the terms of this Agreement shall be in writing and shall be mailed, facsimiled or delivered,

if to the Subordinated Creditor, to it at:

Hancock Park Capital II, L.P.

10323 Santa Monica Boulevard

Suite 101

Los Angeles, California 90025

Attn:     Michael J. Fourticq, Sr.

Fax:      (310) 201-0403

If to the Obligor, to it at:

100 East 10th Street, Suite 600

Chattanooga, Tennessee 37402

Attention: Chief Financial Officer

Telephone: 423-424-2000

Facsimile: 423-752-1973

with a copy to:

MILLER & MARTIN, PLLC

832 Georgia Avenue

Suite 1000

Chattanooga, Tennessee 37402

Attention: Roddy Bailey

Telephone: 423-756-6600

Facsimile: 423-321-1567

and

PAUL, HASTINGS, JANOFSKY & WALKER LLP

515 South Flower Street, 25th Floor

Los Angeles, California 90071

Attention: Robert A. Miller, Jr.

Telephone: 213-683-6254

Facsimile: 213-627-0705

if to the Collateral Agent, to it at the following address:

ABLECO FINANCE LLC

299 Park Avenue, 22nd Floor

New York, New York 10171

Attention: Gerald Daniello

Telephone: 212-891-2100

Facsimile: 212-909-1489

in each case, with a copy to:

SCHULTE ROTH & ZABEL LLP

919 Third Avenue

New York, New York 10022

Attention: Kirby Chin

Telephone: 212-756-2000

Facsimile: 212-593-5955

or as to any such Person at such other address as shall be designated by such Person in written notice to each such Person complying as to delivery with the terms of this Section 12. All such demands, notices, and other communications shall be effective (i) if mailed by certified mail, when received or 5 days after mailing, whichever occurs first, (ii) if by facsimile, when transmitted and confirmation received, and (iii) if delivered, upon delivery.

Section 13. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Subordinated Creditor, the Obligor, the Collateral Agent (on behalf of the Agents and the Lenders) and any other holders of the Senior Debt, and no waiver of any provision of this Agreement, and no consent to any departure therefrom, shall be effective unless it is in writing and signed by the Collateral Agent (on behalf of the Agents and the Lenders) and any other holders of the Senior Debt, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the holders of the Senior Debt to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall (i) be binding on the Subordinated Creditor and the Loan Parties and their respective successors and assigns and (ii) inure, together with all rights and remedies of the holders of the Senior Debt hereunder, to the benefit of the holders of the Senior Debt and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the holders of the Senior Debt may assign or otherwise transfer any Senior Debt, and its rights under any other Senior Debt Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the holders of the Senior Debt herein or otherwise. None of the rights or obligations of the Subordinated Creditor or the Obligor hereunder may be assigned or otherwise transferred without the prior written consent of the holders of the Senior Debt.

Section 14. Governing Law. This Agreement and the rights and obligations hereunder shall be construed and enforced in accordance with the laws of the State of New York without regard to conflict of law of provisions thereof.

Section 15. No Impairment of Notes. Nothing contained in this Agreement shall impair, as between the Obligor and Subordinated Creditor, the obligations of the Obligor to pay to Subordinated Creditor the principal thereof and prepayment premium, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms of the Subordinated Note, or prevent Subordinated Creditor from exercising all rights, powers and remedies otherwise permitted by applicable law or under the Subordinated Note, all subject to the rights of the holders of the Senior Debt.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

HANCOCK PARK CAPITAL II, L.P.

By:	Hancock Park Associates III, LLC, its general partner

By:	/s/ MICHAEL J. FOURTICQ
Name:
Title:

GORDON BIERSCH BREWERY RESTAURANT GROUP, INC.

By:	/s/ C. ANDREW STOCKETT
Name:
Title:

GB ACQUISITION, INC.

By:	/s/ C. ANDREW STOCKETT
Name:
Title:

BIG RIVER BREWERIES, INC.

By:	/s/ C. ANDREW STOCKETT
Name:
Title:

BIG RIVER PROPERTIES, INC.

By:	/s/ C. ANDREW STOCKETT
Name:
Title:

ACCEPTED AND AGREED:

WELLS FARGO FOOTHILL, INC., as Agent

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

ABLECO FINANCE LLC

By:
Name:
Title: